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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                        Date of Report:November 20, 2003

                             Procera Networks, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada               000-49862             33-0974674
(State or other jurisdiction     (Commission          (IRS Employer of
 incorporation or organization)   File Number)        Identification No.)


                         3175 South Winchester Boulevard
                           Campbell, California 95008

                           --------------------------
                    (Address of principal executive offices)

                                 (408) 286-4600
                      -------------------------------------
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         On October 16, 2003, Zowcom, Inc., a Nevada corporation ("Zowcom"), merged with Procera Networks, Inc. a Delaware corporation ("Procera") (the "Merger") pursuant to an Agreement and Plan of Merger between Zowcom and Procera (the "Agreement"). In the Merger, Zowcom issued 19,617,947 shares of its restricted common stock and warrants to purchase 1,479,000 shares of its restricted common stock to the stockholders of Procera in exchange for 100% of Procera's issued and outstanding shares of common stock and warrants. In addition, Zowcom's management, which held 6,000,000 shares of Zowcom's restricted common stock, tendered all of their shares for redemption in exchange for $88,000 or $0.0147 per share.

         As a result of the Merger, Zowcom continued as the surviving corporation and the stockholders of Procera became stockholders of Zowcom. The stockholders of Zowcom prior to the Merger now own approximately 7.6% of the issued and outstanding shares of Zowcom common stock after the Merger. If all Zowcom warrants acquired pursuant to the Merger were exercised, the stockholders of Zowcom would own approximately 7.1% of the issued and outstanding shares of Zowcom common stock. The stockholders of Procera prior to the Merger now own approximately 92.4% of the issued and outstanding shares of Zowcom common stock after the Merger. If all Zowcom warrants acquired pursuant to the Merger were exercised, the stockholders of Procera would own approximately 92.9% of the issued and outstanding shares of Zowcom common stock.

         Pursuant to the Agreement, Zowcom changed its name to "Procera Networks, Inc." (the "Company").

         New Officers and Directors
         --------------------------

         Pursuant to the Agreement, on October 17, 2003, the former officers and directors of Zowcom resigned. Douglas J. Glader, Eric McAffee and Thomas Williams were appointed to serve as members of the Board of Directors until the next meeting of stockholders. Douglas J. Glader was appointed as President and Chief Executive Officer and Jay Zerfoss was appointed as Treasurer, Secretary and Chief Financial Officer of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         Pursuant to the Merger, the Company assumed Procera's business operations, including its assets and liabilities. The Company intends to continue Procera's business.

         The Company's board of directors considered various factors in approving the Merger, including: (i) the Company's current lack of operations;
(ii) the available technical, financial and managerial resources possessed by Procera; (iii) prospects for the future; (iv) the quality and experience of management services available and the depth of Procera management; (v) Procera's

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potential for growth or expansion; (vi) Procera's profit potential; and (vii)
anticipated increase in stockholder value as a result of the Merger.

         The Company's board of directors considered various factors, but primarily that management has not been able to expand the Company's operations to profitability. In considering the Merger with Procera, the Company's board of directors anticipated that this lack of profitability was likely to continue for the foreseeable future. Given those circumstances, the Company's board decided that the best course of action for the Company and its stockholders was to enter into and conclude the proposed Merger with Procera, after which the Company's management would resign. In agreeing to the Merger, the Company's board hoped that by relinquishing control to Procera's management and adopting Procera's assets and operations, such a move would eventually add value to the Company and the interests of its stockholders. The Company's board of directors reached this conclusion after analyzing Procera's operations, technical assets, intellectual property and managerial resources, which are described in more detail below and believes that acquiring Procera's potential for profitable operations by means of the Merger was the best opportunity to increase value to the Company's stockholders. The Company's board of directors did not request a fairness opinion in connection with the Merger.

         Zowcom and Procera did not have any preexisting relationship prior to the Merger. Prior to the Merger, none of Zowcom's stockholders held shares of Procera nor did any of the stockholders of Procera hold shares of Zowcom.

         Procera's Business
         ------------------

         Procera is a hardware and software development company that has developed what it believes is the first hardware-based, scalable, Layer 7 switching and network management system that operates at full wire speed, enabling the full Layer 7 packet processing to be integrated with switching and routing without materially degrading network speed or latency. A switch is a computer network device that looks at a packet internet protocol address and determines to which other network or computer end-user computer to send it to. A Layer 7 Switch is a switch tailored to a particular application, such as the internet, an email program, MS Word, etc. Wire-speed means packet processing at Ethernet 10 Mb (megabytes), 100Mb or Gigabit Ethernet speeds without adding delay. Packet means a unit of data that can be up to 1,500 bytes.

         Procera's Products
         ------------------

         Procera has recently brought to market the "Procera MLS-XP," which Procera's management believes is a unique non-blocking, Layer 7 switch and network management system. In the estimation of Procera's management, the MLS-XP allows network administrators to control, monitor and secure network traffic with very high levels of speed, specificity, granularity, accuracy and ease. As

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of July 31, 2003, Procera has shipped 80 MLS-XP units to a series of customers that have extensively tested and confirmed the performance of the MLS-XP. Procera is currently shipping MLS-XP switches with Layer 7 software for security (content control), quality of service ("QoS") (packet shaping), flow metering and routing.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective on October 24, 2003, and as a result of the Merger described above, Lesley, Thomas, Schwarz & Postma, Inc. was dismissed as the principal accountant engaged to audit the financial statements of the Company. Lesley, Thomas, Schwarz & Postma, Inc. performed the audit of the Company's financial statements for the fiscal years ended December 31, 2001 and 2002. During this period and the subsequent interim period prior to their dismissal, there were no disagreements with Lesley, Thomas, Schwarz & Postma, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lesley, Thomas, Schwarz & Postma, Inc. would have caused them to make reference to this subject matter of the disagreements in connection with their report, nor were there any "reportable events" as such term is defined in Item 304(a)(1)(iv) of Regulation S-B, promulgated under the Securities Exchange Act of 1934, as amended ("Regulation S-B").

         The audit reports of Lesley, Thomas, Schwarz & Postma, Inc. for the Company's fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

         Zowcom has requested Lesley, Thomas, Schwarz & Postma, Inc. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made above by the Company. A copy of such letter, dated October 24, 2003, is filed with this Form 8-K.

         Effective on October 24, 2003, the company engaged Burr, Pilger & Mayer LLP, whose address is 261 Hamilton Avenue, Suite 203, Palo Alto, California 94301 to audit the Company's financial statements. During the Company's most recent fiscal year and the subsequent period prior to such appointment, the Company has not consulted the newly engaged accountant regarding the application of accounting principals to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements, nor on any matter that was either the subject of a disagreement or a reportable event.

         The Board of Directors of the Company approved the change in accountants described herein.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of business acquired.
         ---------------------------------------------


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         Historical consolidated financial statements relating to Procera
Networks, Inc., a Delaware corporation and constituent party to the Merger, will be filed by amendment within 60 days of the date this Report was required to be filed.

         (b) Pro forma financial information.
         ------------------------------------

         Pro Forma financial information relating to the Merger will be filed by amendment within 60 days of the date this Report was required to be filed.

         (c) Exhibits.
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The following exhibits are furnished in accordance with Item 601 of Regulation
S-B:

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EXHIBIT NO.  DESCRIPTION
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2.1          Agreement and Plan of Merger, including all amendments, dated as of
             June 25, 2003, by and between Zowcom and Procera. (omitted)
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3.1          Articles of Incorporation of Zowcom (omitted)
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3.2          Bylaws of Zowcom (omitted)
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4.1          Form of common stock certificate (omitted)
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16.1         Letter from former accountant, dated October 24, 2003
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16.2         Letter from former accountant, dated November 20, 2003
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99.1         Press Release Dated October 27, 2003
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         Pursuant to the  requirements  of the  Securities  and  Exchange Act of
1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 24, 2003                          PROCERA NETWORKS, INC.,
                                                a Nevada corporation


                                                By:    /s/ Douglas J. Glader
                                                ------------------------------
                                                Title: President & CEO
                                                ------------------------------